UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 20, 2010
Cytokinetics, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:(650) 624 — 3000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.
     On May 20, 2010, Cytokinetics, Inc. (the “Company”) held its Annual Meeting of Stockholders in South San Francisco, California. Of the 62,464,802 shares of the Company’s common stock entitled to vote at the meeting, 53,790,766 shares of common stock, or 86.11%, of the total eligible votes to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting were as follows:
Proposal 1: Election of Directors
     The stockholders elected Stephen Dow, John T. Henderson and Michael Schmertzler as Class III directors, each to serve for a three-year term and until their successors are duly elected and qualified. The voting for each director was as follows:

Name	For	Withheld	Broker Non-Vote
Stephen Dow	44,204,604	303,937	9,282,225
John T. Henderson	44,165,556	342,985	9,282,225
Michael Schmertzler	42,878,496	1,630,045	9,282,225
Proposal 2: Ratification of Independent Registered Public Accounting Firm
     The stockholders ratified the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The votes were as follows:

For	Against	Abstain	Broker Non-Vote
53,575,238	143,987	71,541	0

Proposal 3: Approval of an Amendment to the Company’s 2004 Equity Incentive Plan

The stockholders approved an amendment to the 2004 Equity Incentive Plan, as amended, to increase the number of authorized shares reserved for issuance thereunder by 2,300,000 shares. The votes were as follows:

For	Against	Abstain	Broker Non-Vote
37,691,035	4,498,757	2,318,749	9,282,225

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated
May 24, 2010	By:	/s/ Sharon A. Barbari
		Name:	Sharon A. Barbari
		Title:	Executive Vice President, Finance and Chief Financial Officer